UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

60 EAST 42ND STREET ASSOCIATES L.L.C.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On July 31, 2012, Malkin Holdings L.L.C., the supervisor of 60 East 42nd Street Associates L.L.C. (the “Registrant”), mailed the following, included as part of the distribution checks, to each of the participants in the Registrant:

Malkin Holdings LLC 60 East 42nd Street, New York, N.Y. 10165-0015

Date                         No.

Partnership Name	Group	Type of Distribution		Amount

		Check Total	*

Malkin Holdings has been sending letters to investors explaining details about the proposed consolidation and IPO. Have you received these letters? Do you have questions? Please feel free to contact us at (212) 687-8700.

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This communication shall not constitute an offer to sell or the solicita- tion of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to regi- stration or qualification under the securities laws of such jurisdiction.

Each of the three public entities, Empire State Building Associates L.L.C., 60 East 42nd St. Associates L.L.C. and 250 West 57th St. Associates L.L.C. (the “Companies”) and their agents and supervisor, and each officer and director of them or of Empire State Realty Trust Inc., (the “REIT”) may be deemed to be a participant in the solicitation of consents in connection with the proposed consolidation. The names of such persons and a descrip- tion of their interests in the Companies and the REIT are set forth, respectively, in each Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the REIT’s Registration Statement on Form S-4, which have been filed with the SEC.

We urge you to review such Registration Statement on Form S-4 and other related documents now filed or to be filed with the SEC, because they contain important information. You can obtain them without charge on the SEC’s website at www.sec.gov.

*	The distributions represented by this check (or deposit advice) have been paid from funds generated from operations (net income plus depreciation less debt reduction), unless otherwise noted in annual financial statements or other correspondence to investors.

Malkin Holdings LLC - Spec #2 One Grand Central Place 60 East 42nd Street New York, N.Y. 10165-0015			No. 1-32
Pay $ To the Order of	******	Void if not negotiated within 180 days from date issued DATE	210